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NATIONAL CITY CORPORATION                                                                                               EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)




                                           Three Months Ended                             Year Ended December 31
                                         -----------------------    --------------------------------------------------------------
(Dollars in Thousands)                       2002         2001         2001         2000         1999         1998         1997
--------------------------------         -----------------------    --------------------------------------------------------------
COMPUTATION EXCLUDING PREFERRED
STOCK DIVIDENDS:

Income before income tax expense          $  678,381   $  569,593   $2,166,501   $1,971,892   $2,148,613   $1,647,277   $1,640,033
Interest on non-deposit interest
  bearing liabilities                        204,865      382,461    1,198,172    1,671,187    1,277,054      998,753      738,923
Portion of rental expense deemed
  representative of interest                   9,290        8,527       35,281       34,825       30,567       30,397       27,597
                                          -----------------------   --------------------------------------------------------------
Total income for computation
  excluding interest on deposits             892,536      960,581    3,399,954    3,677,904    3,456,234    2,676,427    2,406,553

Interest on deposits                         301,244      506,058    1,777,731    1,937,034    1,635,533    1,846,276    1,813,251
                                          -----------------------   --------------------------------------------------------------
Total income for computation
  including interest on deposits          $1,193,780   $1,466,639   $5,177,685   $5,614,938   $5,091,767   $4,522,703   $4,219,804
                                          =======================   ==============================================================

Fixed charges excluding interest
  on deposits                             $  214,155   $  390,988   $1,233,453   $1,706,012   $1,307,621   $1,029,150   $  766,520
                                          =======================   ==============================================================

Fixed charges including interest
  on deposits                             $  515,399   $  897,046   $3,011,184   $3,643,046   $2,943,154   $2,875,426   $2,579,771
                                          =======================   ==============================================================

Ratio excluding interest on
  deposits                                     4.17x        2.46x        2.76x        2.16x        2.64x        2.60x        3.14x
Ratio including interest on
  deposits                                     2.32x        1.63x        1.72x        1.54x        1.73x        1.57x        1.64x


COMPUTATION INCLUDING PREFERRED
STOCK DIVIDENDS:

Total income for computation
  excluding interest on deposits          $  892,536   $  960,581   $3,399,954   $3,677,904   $3,456,234   $2,676,427   $2,406,553
                                          =======================   ==============================================================
Total income for computation
  including interest on deposits          $1,193,780   $1,466,639   $5,177,685   $5,614,938   $5,091,767   $4,522,703   $4,219,804
                                          =======================   ==============================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                         $  214,155   $  390,988   $1,233,453   $1,706,012   $1,307,621   $1,029,150   $  766,520
Pretax preferred stock dividends                  15          692        1,563        2,065        2,691        3,357         --
                                          -----------------------   --------------------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                       214,170      391,680    1,235,016    1,708,077    1,310,312    1,032,507      766,520

Interest on deposits                         301,244      506,058    1,777,731    1,937,034    1,635,533    1,846,276    1,813,251
                                          -----------------------   --------------------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                         $  515,414   $  897,738   $3,012,747   $3,645,111   $2,945,845   $2,878,783   $2,579,771
                                          =======================   ==============================================================

Ratio excluding interest on
  deposits                                     4.17x        2.45x        2.75x        2.15x        2.64x        2.59x        3.14x
Ratio including interest on
  deposits                                     2.32x        1.63x        1.72x        1.54x        1.73x        1.57x        1.64x


COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                    $  301,244   $  506,058   $1,777,731   $1,937,034   $1,635,533   $1,846,276   $1,813,251
  Interest on non-deposit interest
    bearing liabilities                      204,865      382,461    1,198,172    1,671,187    1,277,054      998,753      738,923
                                          -----------------------   --------------------------------------------------------------
    Total interest charges                $  506,109   $  888,519   $2,975,903   $3,608,221   $2,912,587   $2,845,029   $2,552,174
                                          =======================   ==============================================================

Rental Expense:
  Building rental expense                    $28,150      $25,840   $  106,911   $  105,529   $   92,626   $   92,112   $   83,627
  Portion of rental expense deemed
    representative of interest                 9,290        8,527       35,281       34,825       30,567       30,397       27,597

Preferred Stock Charge:
  Preferred stock dividends                       10          450        1,016        1,342        1,749        2,182         --
  Pretax preferred dividends                      15          692        1,563        2,065        2,691        3,357         --
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